                                                                EXHIBIT 17(c)1

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                     WASTE MANAGEMENT INTERNATIONAL plc,

                               CITIBANK, N.A.,
                                As Depositary,

                                     AND

                   HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

                              ------------------
                              Deposit Agreement
                              ------------------



                          Dated as of April 1, 1992


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

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
PARTIES......................................................................1

RECITALS.....................................................................1

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

        SECTION 1.01.  American Depositary Shares............................2
        SECTION 1.02.  Articles of Assoication...............................2
        SECTION 1.03.  Commission............................................2
        SECTION 1.04.  Company...............................................3
        SECTION 1.05.  Custodian; Custodians.................................3
        SECTION 1.06.  Deposit Agreement.....................................3
        SECTION 1.07.  Depositary............................................3
        SECTION 1.08.  Deposited Securities..................................4
        SECTION 1.09.  Dollars; Pounds Sterling;
                       Pence or "P"..........................................4
        SECTION 1.10.  Holder................................................4
        SECTION 1.11.  Principal Office......................................4
        SECTION 1.12.  Receipts..............................................5
        SECTION 1.13.  Registrar.............................................5
        SECTION 1.14.  Restricted Securities.................................5
        SECTION 1.15.  Securities Act of 1933................................6
        SECTION 1.16.  Securities Exchange Act of
                       1934..................................................6
        SECTION 1.17.  Shares................................................6
        SECTION 1.18.  Shares Registrar......................................6
        SECTION 1.19.  Stamp Taxes...........................................6
        SECTION 1.20.  U.K. Taxing Authority.................................7

                                  ARTICLE II

                     FORM OF RECEIPTS, DEPOSIT OF SHARES,
                EXECUTION AND DELIVERY, TRANSFER AND SURRENDER
                                  OF RECEIPTS
                ----------------------------------------------

        SECTION 2.01.  Form and Transferability of
                       Receipts..............................................7
        SECTION 2.02.  Deposit of Shares....................................10
        SECTION 2.03.  Execution and Delivery of
                       Receipts.............................................12

        SECTION 2.04. Transfer of Receipts; Combina-
                      tion and Split-up of Receipts.........................14
        SECTION 2.05. Surrender of Receipts and
                      Withdrawal of Deposited
                      Securities............................................16
        SECTION 2.06. Limitations on Execution and
                      Delivery, Transfer, Etc. of
                      Receipts; Suspension of Deliv-
                      ery, Transfer, Etc....................................18
        SECTION 2.07. Lost Receipts, Etc....................................21
        SECTION 2.08. Cancellation and Destruction
                      of Surrendered Receipts...............................21

                                  ARTICLE III
                  CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS
                  ------------------------------------------

        SECTION 3.01. Filing Proofs, Certificates
                      and Other Information.................................22
        SECTION 3.02. Liability of Holder for Taxes.........................23
        SECTION 3.03. Warranties on Deposit of
                      Shares................................................23
        SECTION 3.04. Disclosure of Beneficial
                      Ownership.............................................24

                                  ARTICLE IV
                           THE DEPOSITED SECURITIES
                           ------------------------

        SECTION 4.01. Power of Attorney.....................................26
        SECTION 4.02. Cash Distributions; Withhold-
                      ing and Other Taxes...................................26
        SECTION 4.03. Distributions Other Than Cash,
                      Shares or Rights......................................28
        SECTION 4.04. Distribution in Shares................................29
        SECTION 4.05. Rights................................................30
        SECTION 4.06. Conversion of Foreign
                      Currency..............................................33
        SECTION 4.07. Fixing of Record Date.................................35
        SECTION 4.08. Voting of Deposited Securities........................37
        SECTION 4.09. Changes Affecting Deposited
                      Securities............................................40
        SECTION 4.10. Available Information.................................41
        SECTION 4.11. Reports...............................................41
        SECTION 4.12. Lists of Receipt Holders..............................43

                                                                      Page
                                                                      ----

SECTION 4.13. Withholding                                               44

                                  ARTICLE V
                THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY
                ---------------------------------------------

SECTION 5.01. Maintenance of Office and
              Transfer Books by the
              Depositary                                                45
SECTION 5.02. Prevention or Delay in
              Performance                                               46
SECTION 5.03. Obligations of the Depositary,
              the Custodian and the Company                             47
SECTION 5.04. Resignation and Removal of the
              Depositary; Appointment of
              Successor Depositary                                      49
SECTION 5.05. The Custodian                                             51
SECTION 5.06. Notices and Reports                                       53
SECTION 5.07. Issuance of Additional Shares,
              Etc                                                       54
SECTION 5.08. Indemnification                                           57
SECTION 5.09. Charges of Depositary                                     59
SECTION 5.10. Exclusivity                                               62
SECTION 5.11. List of Restricted Securities
              Owners                                                    62
SECTION 5.12. Certain Rights of the Deposi-
              tary; Limitations                                         62

                                  ARTICLE VI
                          AMENDMENT AND TERMINATION
                          -------------------------

SECTION 6.01. Amendment                                                 65
SECTION 6.02. Termination                                               66

                                 ARTICLE VII
                                MISCELLANEOUS
                                -------------

SECTION 7.01. Counterparts                                              69
SECTION 7.02. No Third Party Beneficiaries                              69
SECTION 7.03. Severability                                              69
SECTION 7.04. Holders and Parties; Binding
              Effect                                                    69
SECTION 7.05. Notices                                                   70
SECTION 7 06. Governing Law                                             71

                                                                      Page
                                                                      ----

SECTION 7.07. Assignment                                                72
SECTION 7.08. Compliance With U.S. Securi-
              ties Laws                                                 72

TESTIMONIUM                                                             73

SIGNATURES                                                              73

                                  EXHIBIT A
                                  ---------

FORM OF FACE OF RECEIPT
-----------------------

              Introductory Paragraph                                    A-1

                     (1)   The Deposit Agreement                        A-2
                     (2)   Surrender of Receipts and with-
                           drawal of Deposited Securities               A-3
                     (3)   Transfers, Split-ups and
                           Combinations                                 A-4
                     (4)   Liability of Holder For Taxes                A-7
                     (5)   Warranties by Depositor                      A-8
                     (6)   Charges of Depositary                        A-9
                     (7)   Filing Proofs, Certificates, and
                           Other Information                            A-10
                     (8)   Disclosure of Beneficial Ownership           A-11
                     (9)   Title to Receipts                            A-12
                     (10)  Validity of Receipt                          A-13
                     (11)  Available Information                        A-13

FORM OF REVERSE OF RECEIPT--Summary of Certain
--------------------------  Additional Provisions of the Deposit Agreement

                     (12)  Dividends and Distributions;
                           Rights                                       A-14
                     (13)  Record Dates                                 A-18
                     (14)  Voting of Deposited Securities               A-19
                     (15)  Changes Affecting Deposited
                           Securities                                   A-22
                     (16)  Reports; Inspection of Transfer
                           Books                                        A-23
                     (17)  Withholding                                  A-24
                     (18)  Liability of the Company and
                           Depositary                                   A-24

                                                                      Page
                                                                      ----

                     (19)  Resignation and Removal of Deposi-
                           tary; Substitution of Custodian              A-29
                     (20)  Amendment of Deposit Agreement and
                           Receipts                                     A-30
                     (21)  Termination of Deposit Agreement             A-31
                     (22)  Compliance With U.S. Securities
                           Laws                                         A-33


                                  EXHIBIT B
                                  ---------

                           Charges of the Depositary                    B-1

                              DEPOSIT AGREEMENT
                              -----------------

        DEPOSIT AGREEMENT dated as of April 1, 1992 among WASTE MANAGEMENT INTERNATIONAL plc, a company incorporated under the laws of England and Wales (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders from time to time of American Depositary Receipts issued hereunder.


                            W I T N E S S E T H :
                            ---------------------

        WHEREAS, the parties hereto desire to provide arrangements for the deposit of Shares as hereinafter defined of the Company, from time to time with the Depositary or with the Custodian (as hereinafter defined), which at the date hereof is Citibank (London), as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts in respect of the American Depositary Shares,

        NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

                                  ARTICLE I

                                 DEFINITIONS
                                 -----------

        The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit
Agreement:

        SECTION 1.01. American Depositary Shares. The term "American Depositary Shares" shall mean the rights represented by the Receipts issued hereunder and the interests in the Deposited Securities represented thereby. Each one (1) American Depositary Share shall represent two (2) Shares, until there shall occur a distribution upon Deposited Securities covered by Section
4.04 or a change in Deposited Securities covered by Section 4.09 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the Shares or Deposited Securities specified in such Sections.

        SECTION 1.02. Articles of Association. The term "Articles of Association" means the Articles of Association of the Company.

        SECTION 1.03. Commission. The term "Commission" shall mean the Securities and Exchange Commission of the United

States or any successor governmental agency in the United States.

        SECTION 1.04. Company. The term "Company" shall mean WASTE MANAGEMENT INTERNATIONAL plc, a company incorporated and existing under the laws of England and Wales, having its registered office at Windsor House, 55-56 St. James Street, London SW1A1LA, England, and its successors.

        SECTION 1.05. Custodian; Custodians. The term "Custodian" shall mean, as of the date hereof, Citibank (London), having its principal office at 11 Old Jewry, London EC2R8DJ, England, as Custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may be appointed by the Depositary pursuant to the terms of Section 5.05 as a substitute or an additional or custodians hereunder, as the context shall require, and the term "Custodian" shall mean all of them, collectively.

        SECTION 1.06. Deposit Agreement. The term "Deposit Agreement" shall mean this instrument as it may from time to time be amended in accordance with the terms hereof and all instruments supplemental hereto.

        SECTION 1.07. Depositary. The term "Depositary" shall mean Citibank, N.A., a national banking association incorporated under the laws of the United States of America, and any successor as depositary hereunder.

        SECTION 1.08. Deposited Securities. The term "Deposited Securities" as of any time shall mean shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.06.

        SECTION 1.09. Dollars; Pounds Sterling; Pence or "P". The term "dollars" shall mean United States dollars. The term "Pounds Sterling" shall mean pounds sterling of England and Wales and the term "pence" or "P" shall mean pence of England and Wales.

        SECTION 1.10. Holder. The term "Holder" shall mean the person in whose name a Receipt is registered on the books of the Depositary or the Registrar, if any, maintained for such purpose.

        SECTION 1.11. Principal Office. The term "Principal Office", when used with respect to the Depositary, shall mean the principal office of the Depositary at which at any particular time its corporate trust business shall be administered, which, at the date of this Deposit Agreement, is located at 111 Wall Street, 5th Floor, New York, New York 10043.

        SECTION 1.12. Receipts. The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares. A Receipt may evidence any number of American Depositary Shares.

        SECTION 1.13. Registrar. The term "Registrar" shall mean the Depositary or, upon the request or with the approval of the Company, any bank or trust company having an office in the Borough of Manhattan, the City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary, upon the request or with the approval of the Company, for such purposes.

        SECTION 1.14. Restricted Securities. The term "Restricted Securities" shall mean Shares as defined below, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 to the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D or Rule 144 under that Act or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States, England and

Wales, or under a shareholder agreement or Articles of Association of the Company.

        SECTION 1.15. Securities Act of 1933. The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

        SECTION 1.16. Securities Exchange Act of 1934. The term "Securities Exchange Act of 1934" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

        SECTION 1.17. Shares. The term "Shares" shall mean the Ordinary Shares of 10p. each in the capital of the Company, validly issued and outstanding, fully paid and shall include evidence of rights to receive Shares; provided that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.

        SECTION 1.18. Share Registrar. The term "Share Registrar" shall mean Barclays Bank plc, a company incorporated in England under the Companies Act of 1862 of Great Britain, which acts as registrar for the Shares, when acting in such capacity, and any successor in such capacity.

        SECTION 1.19. Stamp Tax. The term "Stamp Tax" shall mean, as the context may require, (a) any stamp duty reserve tax imposed by Part IV of the Finance Act of 1986 of England and

Wales (or any statutory modification or re-enactment thereof) in respect of any deposit of Shares in accordance with Section 2.02 of this Deposit Agreement, or (b) any stamp duty imposed by Part III of the Finance Act 1986 of England and Wales (or any statutory modification or re-enactment thereof) in respect of any deposit of Shares in accordance with Section 2.02 of the Deposit Agreement, or (c) both of them.

        SECTION 1.20. U.K. Taxing Authority. The term "U.K. taxing authority" shall mean the Inland Revenue of the England and Wales.


                                  ARTICLE II

                     FORM OF RECEIPTS, DEPOSIT OF SHARES,
              EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF
                                   RECEIPTS
              -------------------------------------------------

        SECTION 2.01. Form and Transferability of Receipts. Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided or may be required or permitted under the rules of the New York Stock Exchange. Receipts shall be issued in denominations of whole numbers of American Depositary Shares. Such Receipts shall be executed and dated by the Depositary by the manual signature of a duly-authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly-authorized officer of the Registrar and dated by such officer. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual signature of a duly-authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly-authorized officer of the Registrar, and such execution of any Receipt by manual signature shall be conclusive evidence, and the only evidence, that such Receipt has been duly executed and delivered hereunder. The Depositary shall maintain books in which each Receipt so executed and delivered as hereinafter provided and the transfer of each Receipt shall be registered. Receipts bearing the facsimile signature of a duly-authorized officer of the Depositary, who was at the time of signature a proper officer of the Depositary, shall bind the Depositary, notwithstanding the fact that such officer has ceased to hold such office prior to the execution of such Receipts by the Registrar and their delivery or such officer did not hold such office at the date of such Receipts.

        The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be necessary to enable the Depositary to perform its obligations hereunder or as may be required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or market upon which American Depositary Shares may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

        Title to a Receipt (and to each American Depositary Share evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

        SECTION 2.02. Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares (except as otherwise contemplated by Section 5.12 hereof) may be deposited by any person (in the case of the Company, or any affiliate, subject to Section
5.07 hereof) including the Depositary in its individual capacity by delivery thereof to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement, in form satisfactory to such Custodian, together with (i) all such certifications and payments (including, without limitation, amounts in respect of any applicable stamp taxes) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or such Custodian in accordance with the provisions of this Deposit Agreement and (ii) if the Depositary requires, a written order directing the Depositary to execute and deliver to, or upon the written order of, the persons or persons stated in such order a Receipt or Receipts for the number of American Depositary Shares representing the Shares so deposited.

        Except as otherwise contemplated by Section 5.12, no Shares shall be accepted for deposit and no Receipts shall be issued unless the Shares are accompanied by (a) payment of any tax or duty of England and Wales, and (b) evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by, or there has been compliance with the rules and regulations of the governmental agency in England and Wales, if any, which is then performing the function of the regulation of currency exchange.

        If required by the Depositary, Shares presented for deposit at any time, whether or not the transfer books of the Company or the Share Registrar are closed, shall also be accompanied by (1) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of any such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (2) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are so registered in the name of the Custodian or its nominee.

        At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited, together with the other instruments herein specified for the purpose of forwarding such Shares to the Custodian for deposit hereunder.

        Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder (or other Deposited Securities pursuant to Section 4.02, 4.03, 4.05 or 4.09), together with the other documents above specified, such Custodian shall advise the Depositary of such deposit, and the Custodian shall, as soon as practicable, present such certificate or certificates to the Company (or the appointed agent of the Company for registration of transfer, which agent may be the Share Registrar) for registration of transfer of the Shares or the Deposited Securities, as the case may be, being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

        Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary (on behalf of Holders) at such other place or places as the Depositary shall determine.

        SECTION 2.03. Execution and Delivery of Receipts. Upon receipt by a Custodian of a deposit of Shares pursuant to

Section 2.02 hereunder and, in addition, if the register of the Company (or any agent of the Company for transfer and registration of Deposited Securities which may be the Share Registrar) are open, the Depositary may require a proper acknowledgment or other evidence from the Company or such agent, if any, satisfactory to the Depositary that any Deposited Securities have been recorded upon the register of the Company (or any agent of the Company for transfer and registration of such Deposited Securities) in the name of the Depositary or its nominee or such Custodian or its nominee, together with the other documents specified above, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by letter or, at the request and risk and expense of the person making the deposit, by cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, or upon the receipt of Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal Office to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled, but only upon payment to the Depositary of the fees of the Depositary for making a deposit and the issuance, execution and delivery of such Receipt or Receipts (as set forth on Exhibit B hereto) and of all taxes (including Stamp Tax) and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

        SECTION 2.04. Transfer of Receipts; Combination and Split-up of Receipts. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books, upon any surrender to the Principal Office of the Depositary of a Receipt by the Holder thereof in person or by duly-authorized attorney, properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law and accompanied by funds sufficient to pay any applicable transfer taxes. Upon payment to the Depositary of the expenses set forth on Exhibit B hereto, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipts surrendered.

        The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

        The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Holders or persons entitled thereto and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the request or with the approval of the Company. Each co-transfer agent appointed under this Section 2.04 (other than Citibank, N.A.) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

        SECTION 2.05. Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of (i) the fee of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth on Exhibit B hereto) and (ii) all taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of this Deposit Agreement, the Company's Articles of Association and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the Deposited Securities at the time evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Holder or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay and, at the option of the Holder, either at the office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates evidencing Shares or other Deposited Securities for such delivery shall be at the risk and expense of the Holder.

        A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to deliver at the designated office of the Custodian, subject to Sections 2.06, 3.01, 3.02, 3.04, 5.01 and 5.12 and to the other terms and conditions of this Deposit Agreement, the Articles of Association of the Company and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the Deposited Securities represented by such Receipt together with any certificate or other proper documents of or relating to title for the Deposited Securities, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

        At the request, risk and expense of any Holder so surrendering a Receipt, and for the account of such Holder, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) held in respect of, and any certificate or certificates and other proper documents of or relating to title for, the Deposited Securities represented by such Receipt to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

        SECTION 2.06. Limitations on Execution and Delivery, Transfer, Etc. of Receipts; Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (a) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax (including any Stamp Tax) or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided herein, or in Exhibit B to this Deposit Agreement, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated by Section 3.01 hereof and (c) compliance with (i) any laws or governmental regulations relating to Receipts or to the withdrawal of Deposited Securities and (ii) such reasonable regulations, if any, as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement, including, without limitation, Section 7.08 hereof.

        The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, the registration of transfer generally may be suspended, during any period when the register or transfer books of the Company, the Depositary or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the

Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Receipts or Shares are listed, or under any provision of this Deposit Agreement or the provision of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject in all cases to Section 7.08 of this Deposit Agreement. Notwithstanding any provision of this Deposit Agreement or the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction IA(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act of 1933 in connection with (i) temporary delays relating to the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities (a) that are required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or other Deposited Securities, or (b) that would thereby infringe any provisions of the Articles of Association of the Company.

        SECTION 2.07. Lost Receipts, Etc. In case any Receipt shall be mutilated, destroyed, lost, or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, (a) in the case of a mutilated Receipt, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or (b) in lieu of and in substitution for such destroyed, lost, or stolen Receipt, after the Holder thereof (i) has filed with the Depositary a written request for such exchange and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (ii) has provided a sufficient indemnity bond and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

        SECTION 2.08. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy Receipts so cancelled.

                                 ARTICLE III

                  CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS
                  ------------------------------------------

        SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may be required from time to time to file such proof of citizenship, taxpayer status, residence or exchange control approval, compliance with applicable laws and the terms of this Deposit Agreement or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary consistent with its obligations hereunder. The Depositary may withhold the execution or delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, subject to Section 7.08, the delivery of any Deposited Securities until such proof or other Information is filed or such certificates are executed to the Depositary and the Company's satisfaction. The Depositary shall provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship, taxpayer status, residence, or exchange control approval which it receives, and (ii) any other information or documents which the Company may reasonably request and which the

Depositary shall request and receive from the Holder or any per son presenting Shares for deposit.

        SECTION 3.02. Liability of Holder for Taxes. If any tax or other governmental charge or assessment imposed under applicable laws (including, without limitation, any Stamp Tax) shall become payable with respect to any Receipt or any Deposited Securities evidenced by any Receipt, such tax, other governmental charge or expense shall be payable by the Holder of such Receipt to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any transfer of such Receipt, or split-up or combination of such Receipt or, subject to Section 7.08, any withdrawal of Deposited Securities represented thereby until such payment is made, and may withhold any dividends or other distributions or securities receivable in respect of Deposited Securities, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, other governmental charge or expense, the Holder of such Receipt remaining liable for any deficiency.

        SECTION 3.03. Warranties on Deposit of Shares. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and the certificates therefor are validly issued, fully paid, nonassessable, that all preemptive rights, if any, with respect to such Shares have been validly waived or exercised and that each such person making such deposit is duly authorized so to do. Each such person shall also be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted, and that the Shares deposited by that person are not Restricted Securities, under the Securities Act of 1933. In addition, such person shall be deemed to represent that such Shares are not liable to disenfranchisement or disposal by the Company pursuant to the Articles of Association. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Receipts in respect thereof.

        SECTION 3.04. Disclosure of Beneficial Ownership. Notwithstanding any other provision of this Deposit Agreement, each Holder agrees to be bound by and subject to the Articles of Association, and to provide such information as the Company may request in a disclosure notice (a "Disclosure Notice") given pursuant to statutory provisions of English law or the Articles of Association. Failure of a Holder to provide in a timely fashion the information requested in any Disclosure Notice may, in the Company's sole discretion, result in the withholding of certain rights in respect of such Holder's American Depositary Shares (including voting rights and certain rights as to dividends in respect of the Shares represented by such American Depositary Shares). The Depositary agrees to use its reasonable efforts to comply with any instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to obtain such information.

        In addition, any Holder who is or becomes directly or indirectly interested (within the meaning of the Companies Acts 1985, as amended from time to time (the "Companies Act")) in 3% (or such other amount as may be required by the Companies Act) or more of the outstanding Shares, or is aware that another person for whom it holds such Receipts is so interested, must within two business days (or such other period as may be required by the Companies Act) after becoming so interested or so aware, and thereafter upon any changes of at least 1% of the outstanding Ordinary Shares, notify the Company as required by the Companies Act.

        If the Company requests information from the Depositary or the Custodian, as the registered holders of Shares, pursuant to the Articles of Association of the Company or the Companies Act, the obligations of the Depositary or the Custodian, as the case may be, shall be limited to disclosing to the Company such information relating to the Shares in question as has in each case been recorded by it pursuant to the terms of this Deposit Agreement.

                                  ARTICLE IV

                           THE DEPOSITED SECURITIES
                           -----------------------


        SECTION 4.01. Power of Attorney. Each Holder, upon acceptance of a Receipt issued in accordance with the terms hereof, hereby appoints the Depositary its agent, with power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, to adopt any and all procedures necessary to comply with English law, including, but not limited to, those set forth in
Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

        SECTION 4.02. Cash Distributions; Withholding and Other Taxes. Whenever the Company proposes to make any cash dividend or other cash distribution on any Deposited Securities the Company shall deliver to the Depositary and the Custodian written notice with respect thereto. Upon receipt of such dividend or distribution the Depositary shall, subject to the provisions of
Section 4.06, convert, or cause the conversion of, such dividend or distribution into dollars and shall, after fixing a record date in respect thereof pursuant to Section 4.07, distribute such amount to the Holders entitled thereto in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holder for American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

        The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amounts shall be rounded downward to the nearest whole cent and so distributed to the Holders entitled thereto, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company or its agent will remit to the appropriate governmental authority or agency in England and Wales all amounts required to be withheld by the Company and owing to such authority or agency. The Depositary will remit to the appropriate governmental authority or agency in England and Wales all amounts required to be withheld by the Depositary and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request in writing to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Custodian, the Depositary or the Company or its agent may, but shall not be obligated to, file any such reports necessary to obtain benefits under applicable tax treaties for the Holders.

        SECTION 4.03. Distributions Other Than Cash, Shares or Rights. Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, upon consultation with the Company, cause the securities or property so received to be distributed to the Holders as of a record date fixed pursuant to Section
4.07 hereto, entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges, (ii) under applicable securities or exchange control regulations or law, or (iii) that such securities must be registered under the Securities Act of 1933 or other law in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, with the reasonable approval of the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of taxes and expenses of the Depositary as set forth in Exhibit B) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

        SECTION 4.04. Distribution in Shares,. If any distribution upon any Deposited Securities consists of a dividend in the form of Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, (i) instruct the Company to deposit or cause such Shares to be deposited with and registered in the name of the Custodian and (ii) distribute to the Holders, as of the record date fixed pursuant to Section 4.07 hereof, of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend, subject to the terms of this Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 4.13 and 5.09 hereof. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section
4.02. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

        SECTION 4.05. Rights. In the event that the Company shall offer or cause to be offered to the holders of any

Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and if requested in writing by the Company shall, take action, subject to the terms of this Deposit Agreement, as follows:

                (a) if at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all Holders or certain Holders but not to others by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or

                (b) if at the time of the offering of any rights the Depositary determines in its discretion that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary in its discretion may sell such rights or such warrants or other instruments at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds Of such sales (net of the expenses of the Depositary set forth in Section 5.09 hereof) for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof. The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular.

        If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such

Holders as in the case of a distribution of cash pursuant to
Section 4.02 hereof, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

        Notwithstanding anything to the contrary in this Section 4.05, if registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act of 1933 covering such offering is in effect, or (ii) unless the Company furnishes the Depositary an opinion of counsel for the Company in the United States satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act of 1933.

        SECTION 4.06. Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and transferable to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and shall transfer such dollars (net any of its reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holder in complying with currency exchange control or other governmental requirements) to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

        If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

        If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to the Holders entitled thereto, or if any approval or license of any government or authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or in its discretion may hold such foreign currency (without liability for interest thereon) for the respective accounts of, the Holders entitled to receive the same.

        If any such conversion of foreign currency, in whole or in part, is not practicable for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance (without liability for interest thereon) for the account of, the Holders for whom such conversion and distribution is not practicable.

        SECTION 4.07. Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited

Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company, fix a record date for the determination of the Holders who shall be entitled to receive such dividend, distribution, rights or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or whose Receipts shall evidence such changed number of Shares. Subject to the provisions of Section 4.02 through 4.06 and to the other terms and conditions of this Deposit Agreement, the Holders at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American

Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

        SECTION 4.08. Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix a record date in respect of such meeting for the giving of instructions for voting such consent or proxy and shall mail to Holders a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement, in a form provided by the Company, that the Holders at the close of business on the specified record date will be entitled, subject to any applicable provisions of the laws of England and Wales, the Articles of Association of the Company and the provisions of or governing Deposited Securities (which provisions, if any, shall, be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by American Depositary Shares evidenced by their respective Receipts, and (c) a brief statement as to the manner in which such instructions may be given including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the Company. Upon receipt of the written request of a Holder (an "Instructing Holder" ) on such record date the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Articles of Association of the Company and the provisions of the Deposited Securities to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. In the event a poll is duly demanded and if no instructions are received, the Depositary will deem, unless otherwise requested by the Company and unless otherwise provided for in the Deposit Agreement, such Holders to have instructed the Depositary to give a discretionary proxy to the person designated by the Company; provided, however, no discretionary proxy shall be given with respect to any proposition as to which the Depositary has actual knowledge which (i) involves any solicitation of opposing proxies or other substantial opposition, or (ii) authorizes a merger, consolidation, or any other matter which may materially affect the rights and privileges of the holders of Shares or Receipts. Unless specifically instructed by at least five Holders or Holders representing not less than 10% of the total voting rights of all Holders having the right to vote at such meeting, the Depositary shall not join in demanding a poll and, in such case, the Depositary shall follow the instructions of the Instructing Holders holding Receipts evidencing a majority of the American Depositary Shares held by all Instructing Holders.

        Subject to the previous paragraph, neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by American Depositary Shares evidenced by a Receipt other than in accordance with such written instructions. The Depositary undertakes to procure the appointment of one or more corporate representatives authorized to vote at meetings of the Company either on a show of hands or a poll in accordance with the provisions of this Section 4.08. In accordance with the Articles of Association and the Companies Act, failure by a Holder, or a person holding an interest in Shares through a Holder, to comply with the Company's request for information of the nature referred to in
Section 3.04 may result, inter alia, in withdrawal of the voting rights of the Shares underlying the Receipts held by that Holder and thus of the rights described in this Section 4.08 to direct the voting of Deposited Securities underlying such Receipts.

        SECTION 4.09. Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, Deposited Securities shall be treated as new Deposited Securities under this Deposit Agreement, and the American Depositary Shares shall thenceforth represent, in addition to, in replacement or conversion of, existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange, conversion, replacement or otherwise unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms hereof, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to
Section 4.02.

        SECTION 4.10. Available information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street (Room 1024), N.W., Washington, D.C. 20549.

        SECTION 4.11. Reports. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such reports when furnished by the Company to the Custodian pursuant to Section 5.06.

        In addition, upon the express written request of the Company and at the Company's sole cost and expense, the Depositary agrees to furnish, without, however, thereby relieving the Company of its obligation under the Securities Exchange Act of 1934 to do so, and without incurring any liability for failure to do so, to the Commission, or any other securities regulatory authority or stock exchange copies of any specified annual or other periodic reports and other notices, information or communications which the Depositary, the Custodian or the nominee of either receives from the Company so required to be furnished. The Depositary shall also furnish to the Commission semi-annually, so long as required by the Commission, beginning on or before six months after the effective date of any registration statement filed with the Commission under the Securities Act of 1933 relating to the Receipts, (a) the following information in tabular form:

                (1) The number of American Depositary Shares evidenced by Receipts issued during the period covered by the report;

                (2) The number of American Depositary Shares evidenced by Receipts retired during the period covered by the report;

                (3) The total amount of American Depositary Shares evidenced by Receipts remaining outstanding at the end of the six-month period; and

                (4) The total number of Holders at the end of the six-month period;

and (b) the name of each dealer known to the Depositary depositing Shares against issuance of Receipts during the period covered by the report. In connection with such reports relating to the Receipts, the Company and the Depositary shall each furnish to the other the name of each such dealer known to it who (1) has deposited Shares against the issuance of Receipts relating to each reporting period (including the six months prior to filing such registration statement), (2) proposes to deposit Shares against the issuance of Receipts (as to each such person indicating the number of Shares proposed to be deposited to the extent known), or (3) assisted or participated in the creation of any plan for the issuance of Receipts or the selection of Shares to be deposited.

        SECTION 4.12. Lists of Receipt Holders. Promptly upon written request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares of all Holders.

        SECTION 4.13. Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in cash or other property (including Shares or rights to subscribe therefor) is subject to any tax or other governmental charge or assessment which the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable or may use such cash to pay such taxes, charges or assessments by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property or cash after deduction of such taxes, charges or assessments to the Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

                                  ARTICLE V

                THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY
                ---------------------------------------------

        SECTION 5.01. Maintenance of Office and Transfer Books by the Depositary. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, the City of New York, an office and facilities for the execution and delivery, registration, registration of transfers, combination and split-up of Receipts, the surrender of Receipts and the delivery and withdrawal of Deposited Securities in accordance with the provisions of this Deposit Agreement.

        The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Company and by the Holders, provided that such inspection shall not be, to the Depositary's knowledge, for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts.

        The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

        If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or, with the written approval of the Company, appoint a Registrar or one or more co-registrars for registration of Receipts and transfers, combinations and split-ups, and to countersign Receipts in accordance with any requirements of such exchange or exchanges in accordance with the terms of such appointments. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the written request or with the written approval of the Company.

        SECTION 5.02. Prevention or Delay in Performance. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or any other person, if, by reason of any provision of any present or future law or regulation of the United States, England and Wales or any other country, or of any other governmental authority or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or its agents or the Company or its agents shall be prevented or forbidden from or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or its agents or the Company or its agents incur any liability to any Holder or other person by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement or in the Articles of Association. where, by the terms of a distribution pursuant to Sections 4.02, 4.03, or 4.04 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.05 or 4.09 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any such rights, if applicable, to lapse.

        SECTION 5.03. Obligations of the Depositary, the Custodian and the Company. Each of the Company and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

        Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons (including without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.

        Without limitation of the foregoing, neither the Depositary, nor any of its agents, nor the Company nor any of its agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required (and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary), or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, its agents, the Custodian and the Company may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

        The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith.

        No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

        SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to be effective upon the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms reasonably satisfactory to the Company in its sole discretion.

        The Depositary may at any time be removed by the Company by written notice of such removal, such removal to be effective upon the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as hereinafter provided, which appointment shall be on terms satisfactory to the Company in its sole discretion.

        In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, (ii) duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

        Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

        SECTION 5.05. The Custodian. The Depositary has initially appointed Citibank (London) as Custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian or its successors in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If, upon such resignation, there shall be no custodian acting hereunder, the Depositary shall, promptly after receiving such notice and after consultation with the Company, appoint a substitute custodian which shall thereafter be the Custodian hereunder. Whenever the Depositary determines, in its discretion, that it is in the best interest of the Holders to do so, it may appoint an additional custodian, or discharge the Custodian and appoint a substitute custodian, which shall thereafter be Custodian hereunder. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary forthwith upon its appointment, an acceptance of such appointment and agreement to be bound by the terms hereof, satisfactory in form and substance to the Depositary and the Company. Immediately upon any such change, the Depositary shall give notice thereof in writing to all Holders and each other Custodian.

        Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

        SECTION 5.06. Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

        The Depositary will arrange for the prompt transmittal by the Custodian to the Depositary of such notices, and any other reports and communications which are made generally available by the Company to holders of its Shares or other Deposited Securities, and arrange for the mailing of copies thereof to all Holders or, at the request of the Company, make such notices, reports and other communications available to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement. The Company has delivered to the Depositary and the Custodian a copy of the Articles of Association of the Company governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company, and promptly upon any amendment thereto or change therein, the Company shall deliver to the Depositary and the Custodian a copy of such amendment thereto or change therein. The Depositary may rely upon such copy for all purposes of this Deposit Agreement. The Depositary will make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices.

        SECTION 5.07. Issuance of Additional Shares, Etc. The Company and each company controlling, controlled by or under common control with the Company agree that in the event of any issuance (otherwise than in a dividend pursuant to Section 4.04 hereof) of (a) additional Shares, (b) rights to subscribe for Shares or other Deposited Securities, (c) securities convertible or exchangeable into Shares, or (d) rights to subscribe for securities convertible or exchangeable in Shares, as a dividend or distribution with respect to the Shares or other Deposited Securities evidenced by Receipts, or in exchange or conversion for Shares or other Deposited Securities, the Company will promptly furnish to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act of 1933 to be in effect prior to the delivery of the Receipts to be issued in connection with such securities or the issuance of such rights to the Holders entitled thereto; provided, however, that no such opinion shall be required in the event of an issuance of Shares as a bonus, share split or similar event. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover the issuance of such securities.

        The Company agrees that it will obtain legal advice as to whether future issuances for cash of (1) additional Shares, (2) rights to subscribe for Shares or other Deposited Securities, (3) securities convertible into or exchangeable for Shares, or (4) rights to subscribe for securities convertible into or exchangeable for Shares (in each event other than as a dividend or distribution set forth above), are such as to make it necessary for a registration statement under the Securities Act of 1933 covering such securities to be in effect. If being advised by counsel, the Company determines that an issuance of such securities is required to be registered under the Securities Act of 1933, the Company will register such issuance to the extent necessary, alter the terms of the issuance to avoid the registration requirements of the Securities Act of 1933 or direct the Depositary to take specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of such Act.

        The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling nor under common control with the Company will at any time (i) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any company under its control, unless a registration statement is in effect as to such Shares under the Securities Act of 1933, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares, or rights to subscribe for such securities except under circumstances complying in all respects with the Securities Act of 1933.

        SECTION 5.08. Indemnification. (a) The Company agrees to indemnify the Depositary and its directors, employees, agents (including each Custodian) and affiliates against, and hold each of them harmless from, any liability or expense (including, without limitation, reasonable fees and expenses of counsel) which may arise (A) out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its agents, or (B) out of or in connection with the registration of Receipts, American Depositary Shares or any Deposited Securities with the Commission or the offer or sale thereof to the public in the United States except to the extent that such liability or expense arises out of information relating to the Depositary or the Custodian, as the case may be, furnished in writing to the Company by the Depositary or Custodian, as the case may be, expressly for use in any proxy statement, registration statement, prospectus or preliminary prospectus relating to the Shares represented by the American Depositary Shares or omissions from such information.

        (b) The indemnities contained in subsection (a) shall not extend to any liability or expense which may arise out of any Pre-release Transactions (as defined in Section 5.12) other than any such transaction to which the Company is a party and other than the transfer or exchange of any pre-released Receipts or any other act performed or omitted in accordance with the provisions of this Deposit Agreement or the Receipts (other than Section 5.12 of this Deposit Agreement). The foregoing provisions of this subsection (b) shall not apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any placement memorandum (in preliminary or final form) or other document relating to the offer, sale or registration of American Depositary Shares.

        (c) The Depositary agrees to indemnify the Company and its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including, without limitation, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian due to the negligence or bad faith of either the Depositary or the Custodian.

        (d) Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Section 5.08) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld or delayed.

        (e) The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

        SECTION 5.09. Charges of Depositary. The Depositary shall charge any party who makes a deposit or to whom Receipts are issued (including, without limitation, a deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.04 hereof) or who makes a withdrawal or surrenders Receipts a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for such deposit, issuance, withdrawal or surrender, respectively. In addition, Holders shall pay the charges and expenses of the Depositary in accordance with the terms of this Deposit Agreement including Exhibit B hereto. The Depositary may retain for its own account any compensation for the issuance, in accordance with Section 5.12, of Receipts against evidence of rights to receive Shares, including without limitation earnings on the collateral securing such rights. The Company agrees to pay the fees and charges and reasonable expenses of the Depositary and any Registrar, co-transfer agent and co-registrar, if any, as indicated in Exhibit B hereto to be paid by the Company and any other agent of the Depositary appointed under this Deposit Agreement, and in accordance with the written agreements between the Company and the Depositary from time to time, in each case other than the following items which are payable by Holders: (1) the fees of the Depositary for the execution and delivery of Receipts pursuant to
Section 2.03, the surrender of Receipts pursuant to Section 2.05, (2) taxes and other governmental charges including any Stamp Tax, (3) such registration fees as may from time to time be in effect for the registration of transfers, if any, of Shares generally on the share register of the Company (or any appointed agent of the Company for transfer and registration of Shares which may be the Share Registrar) and accordingly applicable to transfers of

Shares to the name of the Depositary, a Custodian or their nominees or the person who makes a withdrawal, on the making of deposits or withdrawal pursuant to Sections 2.02 or 2.05, (4) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders, (5) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06, and (6) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations) in delivery of Deposited Securities. Any other charges and expenses of the Depositary hereunder will be paid by the Company after consultation and agreement in writing between the Depositary and the Company as to the amount and nature of such charges and expenses. Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

        SECTION 5.10. Exclusivity. The Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as Citibank, N.A. is acting as Depositary hereunder.

        SECTION 5.11. List of Restricted Securities Owners. Upon each issuance by the Company of any securities that are Restricted Securities, the Company shall provide the Depositary a list setting forth, to the actual knowledge of the Company, those persons or entities who beneficially acquired Restricted Securities. The Company agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder. The Depositary may rely on such a list or update and shall not be liable for any action or omission made in reliance thereon.

        SECTION 5.12. Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Section 5.12, Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. Neither the Depositary nor the Custodian shall lend Shares deposited hereunder or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction (a "Pre-Release Transaction") shall be (a) accompanied by (x) a written representation by the person or entity (the "Applicant") to whom Receipts are issued or Shares delivered that at the time the Depositary issues such Receipts or delivers such Shares, the Applicant or its customer owns the Shares or Receipts to be delivered to the Depositary, or (y) such evidence of ownership of Shares or Receipts as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares or Receipts in trust for the Depositary until their delivery to the Depositary or custodian, reflect on its records the Depositary as owner of such Shares or Receipts and deliver such Shares or Receipts upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five
(5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of Receipts issued by it under (i) above and outstanding at any time, generally will not exceed thirty percent (30%) of the Receipts issued by the Depositary and with respect to which Shares are on deposit with the Depositary or custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

        Collateral provided by an Applicant for Receipts or Shares, but not the earnings thereon, shall be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

                                  ARTICLE VI

                          AMENDMENT AND TERMINATION
                          -------------------------

        SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for deposits, the execution and delivery of Receipts and taxes and other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

        SECTION 6.02. Termination. The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04, this Deposit Agreement shall automatically terminate on said 60th day after delivery of such notice. The Depositary shall mail notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. On and after the date of termination, the Holder will, upon surrender of such Receipt at the Principal

Office of the Depositary, upon the payment of the fees of the Depositary for the surrender of Receipts referred to in Section 2.05 and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.05, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated escrow account, without liability for interest, for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 hereof

                                 ARTICLE VII

                                MISCELLANEOUS
                                -------------

        SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and each Custodian and shall be open to inspection by any Holder during business hours.

        SECTION 7.02. No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

        SECTION 7.03. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

        SECTION 7.04. Holders and Parties; Binding Effect. The Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof. Each Holder agrees that, by accepting a Receipt, such Holder shall hold such Receipt subject to the provisions hereof and the Articles of Association.

        SECTION 7.05. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to WASTE MANAGEMENT INTERNATIONAL plc, Windsor House, 55-56 St. James Street, London SW1A1LA, Attention: Company Secretary, and a copy to ___________, or to any other address which the Company may specify in writing.

        Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to Citibank, N.A., 111 Wall Street, 5th Floor, New York, New York 10043,
Attention: ADR Department, or to any other address which the Depositary may specify in writing.

        Any and all notices to be given to the Custodian shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to _____________ or to any other address which the Custodian may specify in writing.

        Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.

        Delivery of a notice sent by mail, air courier or cable, telex or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

        SECTION 7.06. Governing Law. This Deposit Agreement and the Receipts shall be interpreted under, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws Of the State of New York, U.S.A.

        SECTION 7.07. Assignment. This Deposit Agreement may not be assigned by either the Company or the Depositary.

        SECTION 7.08. Compliance With U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Instruction I A(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

        IN WITNESS WHEREOF, WASTE MANAGEMENT INTERNATIONAL plc and Citibank, N.A. have duly executed this Agreement as of the day and year first above set forth and all Holders shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.


                        WASTE MANAGEMENT INTERNATIONAL plc
                        By: /S/ Edwin G. Falkman
                           -------------------------------------
                            Name: Edwin G. Falkman
                            Title: Director

                        CITIBANK, N.A.

                        By: /S/ Wim Budding
                           -------------------------------------
                            Name: Wim Budding
                            Title: Vice President

                                  EXHIBIT A

            UNDER THE LAW OF ENGLAND AND WALES AND THE CONSTITUENT
           DOCUMENTS OF THE COMPANY, HOLDERS OF AMERICAN DEPOSITARY
         RECEIPTS MAY HAVE CERTAIN DISCLOSURE OBLIGATIONS, A SUMMARY
         OF WHICH IS SET FORTH IN ARTICLE 8 HEREOF. FAILURE TO COMPLY
              WITH SUCH DISCLOSURE OBLIGATIONS COULD AFFECT SUCH
                     HOLDER'S VOTING AND DIVIDEND RIGHTS.

Number

                                                   AMERICAN DEPOSITARY SHARES
                                                           (EACH REPRESENTING
                                                         TWO ORDINARY SHARES,
                                                                OF 10p. EACH)



                          [FORM OF FACE OF RECEIPT]

                         AMERICAN DEPOSITARY RECEIPT

                                  Evidencing

                          AMERICAN DEPOSITARY SHARES

                                 Representing

                          DEPOSITED ORDINARY SHARES,

                               OF 10p. EACH OF

                      WASTE MANAGEMENT INTERNATIONAL plc

              (Incorporated under the laws of England and Wales)


     CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), such Depositary's principal office being located at 111 Wall Street, New York, New York 10043,
hereby certifies that           , or registered assigns, is the owner of
           American Depositary Shares, representing deposited Ordinary Shares of 10p. each ("Shares"), of WASTE MANAGEMENT INTERNATIONAL plc, a corporation organized under the laws of England and Wales (the "Company"). At the date of the Deposit Agreement, each American Depositary Share represents two (2) Shares deposited under the Deposit Agreement (as hereafter defined) with the Custodian which at the date of execution of the Deposit Agreement is Citibank (London), 11 Old Jewry, London EC2R8DJ, England (the "Custodian"). The ratio of American Depositary Shares ("ADSs") to Shares is subject to amendment as provided in Article IV of the Deposit Agreement.

     (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of April 1, 1992 (the "Deposit Agreement"), by and among the Company, the Depositary and all holders (the "Holders") from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office in New York of the Depositary and at the office of the Custodian in London. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms used and not defined herein shall have the same meaning as in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

     (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented hereby, and upon payment of (i) the fee of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth on Exhibit B to the Deposit Agreement) and (ii) all fees, taxes and governmental charges payable in connection with such surrender and withdrawal, and subject to the terms and conditions of the Deposit Agreement and article 3 hereof, the Company's Articles of Association (the "Articles") and the provisions of or governing the Deposited Securities and other applicable laws, the Holder of this Receipt shall be entitled to delivery, to him or upon his order, of the Deposited Securities at the time evidenced by this Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Holder or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to the Holder or as ordered by him and (b) any other securities, property and cash to which the Holder is then entitled in respect of such Receipts to the Holder or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay and, at the option of the Holder hereof, either at the office of the Custodian or at the Principal office of the Depositary, provided that the forwarding of certificates evidencing Shares or other Deposited Securities for such delivery shall be at the risk and expense of the Holder.

     (3) Transfers; Split-ups and Combinations. The transfer of this Receipt is registrable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt to the Principal Office of the Depositary properly endorsed or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of ADSs as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require (a) payment from the depositor of Shares or presenter of the Receipt of a sum sufficient to reimburse it for any tax (including any Stamp Tax) or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in article (6) hereof, or in Exhibit B to the Deposit Agreement, (b) the production of proof satisfactory to it as to the identity and genuineness of any signature or other matter contemplated by the Deposit Agreement and (c) compliance with (i) any laws or governmental regulations relating to American Depositary Receipts or to the withdrawal of Deposited Securities and (ii) such reasonable regulations, if any, as the

Depositary and the Company may establish consistent with the provisions of the Deposit Agreement, subject to article (22) hereof.

     The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, taxpayer status, residence, exchange control approval or other information as it may deem necessary or proper in accordance with applicable laws and regulations and the terms of the Deposit Agreement, subject to article (22) hereof. The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, the registration of transfer generally may be suspended, during any period when the transfer books of the Company, the Depositary or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange on which the Receipts or Shares are listed, or under any provision of this Deposit Agreement or the provision of or governing Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject in all cases to article (22) hereof. Notwithstanding any provision of the Deposit Agreement or the Receipts to the contrary, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended or refused, except as permitted in General Instruction IA(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act of 1933 in connection with (i) temporary delays relating to the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities (a) that are required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or other Deposited Securities, or (b) that would thereby infringe any provisions of the Articles of the Company

     (4) Liability of Holder For Taxes. If any tax or other governmental charge or assessment imposed under applicable laws (including, without limitation, any Stamp Tax) shall become payable with respect to the Receipt or any Deposited Securities evidenced by the Receipt, such tax, other governmental charge or expense shall be payable by the Holder of the Receipt to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any transfer of the Receipt, or split-up or combination of the Receipt or, subject to article 22 hereof, any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions or securities receivable in respect of Deposited Securities, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, other governmental charge or expense, the Holder of the Receipt remaining liable for any deficiency.

     (5) Warranties by Depositor. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and the certificates therefor are validly issued, fully paid, non-assessable, that all preemptive rights, if any, with respect to such Shares have been validly waived or exercised and that the person making such deposit is duly authorized so to do. Each such person shall also be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted, and that the Shares deposited by that person are not Restricted Securities, under the Securities Act of 1933. In addition, such person shall be deemed to represent that such Shares are not liable to disenfranchisement or disposal by the Company pursuant to the Articles. Such representations and warranties shall survive the deposit and withdrawal of Shares and issuance and cancellation of Receipts in respect thereof.

     (6) Charges of Depositary. The Depositary shall charge any party who makes a deposit or to whom Receipts are issued (including, without limitation, a deposit or issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.04 of the Deposit Agreement) or who makes a withdrawal or surrenders Receipts a fee of $5.00 or less per 100 ADSs (or portion thereof) for such deposit, issuance, withdrawal or surrender, respectively. In addition, Holders will pay the charges and expenses of the Depositary in accordance with the terms of the Deposit Agreement including Exhibit B thereof. The Company will pay the other fees, charges and reasonable expenses of the Depositary and any Registrar, co-transfer agent and co-registrar, if any, under the Deposit Agreement, as agreed upon from time to time between the Company and the Depositary. All charges may be changed by agreement in writing between the Depositary and the Company at any time and from time to time, subject to article (20).

     (7) Filing Proofs, Certificates, and Other Information. Any person presenting Shares for deposit or any Holder may be required from time to time to file such proof of citizenship, taxpayer status, residence or exchange control approval, compliance with applicable laws and the terms of the Deposit Agreement or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper or as the Company may require by written request to the Depositary consistent with its obligations thereunder. The Depositary may withhold the execution or delivery or registration of transfer of this Receipt or the distribution or sale of any dividend or distribution of rights or of the proceeds thereof or, subject to article 22, the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed to the Depositary and the Company's satisfaction. The Depositary shall provide the Company in a timely manner with copies, or originals if necessary and appropriate, of (i) any such proofs of citizenship, taxpayer status, residence or exchange control approval which the Depositary receives, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request from the Holders or any person presenting Shares for deposit.

     (8) Disclosure of Beneficial Ownership. Notwithstanding any other provision of this Receipt or the Deposit Agreement, the Holder agrees to be bound by, and subject to the Articles, and to provide such information as the Company may request in a disclosure notice (a "Disclosure Notice") given pursuant to statutory provisions of English law or the Articles. Failure of the Holder to provide in a timely fashion the information requested in any Disclosure Notice may result in the withholding of certain rights in respect of the Holder's ADSs (including voting rights and certain rights as to dividends in respect of the Shares represented by such ADSs). The Depositary agrees to use its reasonable efforts to comply with any instructions received from the Company requesting that the Depositary take the reasonable actions specified therein to obtain such information

     In addition, any Holder who is or becomes directly or indirectly interested (within the meaning of the Companies Acts

1985, as amended from time to time (the "Companies Act")) in 3% (or such other amount as may be required by the Companies Act) or more of the outstanding Shares, or is aware that another person for whom it holds such ADSs is so interested, must within two business days (or such other period as may be required by the Companies Act) after becoming so interested or so aware, and thereafter upon any changes of at least 1% of the outstanding Shares, notify the Company as required by the Companies Act.

     (9) Title to Receipts. It is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may deem and treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

     (10) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

     (11) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission, which reports may be inspected and copied by the Holders at the offices of the Commission in Washington, D.C.

Dated:

Countersigned                      CITIBANK, N.A.,
                                           as Depositary


By:                                By:
   --------------------------         -------------------------
   Authorized Officer                 Vice President

     The address of the Principal Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.

                         (FORM OF REVERSE OF RECEIPT)

                   SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

                           OF THE DEPOSIT AGREEMENT

     (12) Dividends and Distributions; Rights. Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, which in the judgment of the Depositary can at such time be converted on a reasonable basis into dollars distributable to the Holders entitled thereto and transferable to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and shall transfer such dollars (net any of its reasonable and customary expenses incurred in such conversion and any expenses incurred on behalf of the Holder in complying with currency exchange control or other governmental requirements) to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among

Holders on account of any application of exchange restrictions or otherwise.

     The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent. Any such fractional amount shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto. If in the judgment of the Depositary, amounts received in foreign currency may not be converted on a reasonable basis into United States dollars distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in United States dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received and not so convertible by the Depositary to, or hold (without liability for interest thereon) such balance for the account of, the Holders entitled thereto. If in the opinion of the Depositary any distribution other than cash or Shares upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it, with the reasonable approval of the Company, may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any sale (net of taxes and expenses of the Depositary as set forth in Exhibit B to the Deposit Agreement) shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. If any distribution upon any Deposited Securities consists of a dividend in the form of Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, (i) instruct the Company to deposit or cause such Shares to be deposited with and registered in the name of the Custodian and (ii) distribute to the Holders of record of outstanding Receipts entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, additional Receipts for an aggregate number of ADSs representing the number of Shares received as such dividend, subject to the terms of the Deposit Agreement. In lieu of delivering Receipts for fractional ADSs in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement. In the event that the Company shall offer or cause to be offered to the holders of any

Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary may, after consultation with the Company, and if requested in writing by the Company shall, either (a) make such rights available to all Holders or certain Holders but not others by means of warrants or otherwise, if lawful and feasible, or (b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales, as in the case of a cash distribution, for account of the Holder otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise. In the event the Depositary does not receive such written notice, the Depositary will have discretion as to whether such rights are to be made available to the Holders or in disposing of such rights on behalf of such Holders or in allowing such rights to lapse. The Depositary shall not be responsible for any failure to make such rights available to Holders in general or any Holder in particular. If a Holder wishes to exercise the rights allocable to the ADSs of such Holder, the Depositary, upon the Holder's written request and subject to the terms and conditions of the Deposit Agreement (including Section 4.05 thereof), will make such rights available to such Holder.

     Notwithstanding anything to the contrary in this Receipt, if registration under the Securities Act of 1933 of the securities to which any rights relate is required in order for the Company to offer such rights or such securities to Holders and sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act of 1933 covering such offering is in effect, or (ii) unless the Company furnishes the Depositary an opinion of counsel for the Company in the United States satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act of 1933.

     (13) Record Dates. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash, or any rights to be issued with respect to the

Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary will, after consultation with the Company, fix a record date for the determination of the Holders who will be entitled to receive such dividend, distribution, rights or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or whose Receipt shall evidence such changed number of Shares.

     (14) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix a record date in respect of such meeting for the giving of instructions for voting such consent or proxy and shall mail to Holders a notice which shall contain: (a) such information as is contained in such notice of meeting, (b) a statement, in a form provided by the Company, that the Holders at the close of business on the specified record date will be entitled, subject to any applicable provisions of the laws of England and Wales, the Articles of the Company and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by ADSs evidenced by their respective Receipts, and (c) a brief statement as to the manner in which such instructions may be given including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person or persons designated by the Company. Upon receipt of the written request of a Holder (an "Instructing Holder") on such record date the Depositary shall endeavor insofar as practicable and permitted under applicable law and the provisions of the Articles of the Company and the provisions of the Deposited Securities to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by ADSs evidenced by such Receipt in accordance with the instructions set forth in such request. In the event a poll is duly demanded and if no instructions are received, the Depositary will deem, unless otherwise requested by the Company and unless otherwise provided for in the Deposit Agreement, such Holders to have instructed the Depositary to give a discretionary proxy to the person designated by the Company; provided, however, no discretionary proxy shall be given with respect to any proposition as to which the Depositary has actual knowledge which (i) involves any solicitation of opposing proxies or other substantial opposition, or (ii) authorizes a merger, consolidation, or any other matter which may materially affect the rights and privileges of the holders of Shares or the Holders. Unless specifically instructed by at least five Holders or Holders representing not less than 10% of the total voting rights of all Holders having the right to vote at such meeting, the Depositary shall not join in demanding a poll and, in such case, the Depositary shall follow the instructions of the Instructing Holders holding Receipts evidencing a majority of the ADSs held by all Instructing Holders.

     Subject to the previous paragraph, neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by ADSs evidenced by a Receipt other than in accordance with such written instructions. In accordance with the Articles and the Companies Act, failure by a Holder, or a person holding an interest in Shares through a Holder, to comply with the Company's request for information of the nature referred to in article (8) may result, inter alia, in withdrawal of the voting rights of the Shares underlying the Receipts held by that Holder and thus of the rights described in this article (14) to direct the voting of Deposited Securities underlying such Receipts.

     (15) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, in conversion of or replacement or otherwise in respect of, Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and ADSs shall thenceforth represent in addition to, or in replacement or conversion of, existing Deposited Securities, the right to receive new Deposited Securities so received in exchange, conversion, replacement or otherwise, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may with the Company's approval, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company's approval, and shall if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.

     (16) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which at all reasonable times will be open for inspection by the Company and Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

     (17) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in cash or other property (including Shares or rights to subscribe therefor) is subject to any tax or other governmental charge or assessment which the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, charges or assessments by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes, charges or assessments to the Holders entitled thereto (and net of fees of the Depositary) in the manner specified in article (12) hereof.

     (18) Liability of the Company and Depositary. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or any other person, if, by reason of any provision of any present or future law or regulation of the United States, England and Wales or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of the Company or governing any Deposited Securities, or by reason of any act of God or war or other circumstance beyond its control, the Depositary, or its agents, or the Company, or its agents, shall be prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, or its agents, or the Company, or its agents, incur any liability to any Holder or other person by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or the Articles Where, by the terms of a distribution pursuant to Sections 4.02, 4.03, or 4.04 of the Deposit Agreement, or an offering or distribution pursuant to Section
4.05 or 4.09 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Holders, or some of them, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse. Neither the Company or its agents nor the Depositary or its agents assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or other persons, except that each of them agrees to perform its duties specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor any of its agents nor the Company nor any of its agents shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of this Receipt, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required, (and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary) or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or effect of any such vote, provided that any such action or inaction is in good faith. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement. Subject to the further terms and provisions of this article (18), Citibank, N.A. and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. Neither the Depositary nor the Custodian shall lend Shares or Receipts; provided, however, that the Depositary reserves the right to (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction shall be (a) accompanied by (x) a written representation by the person or entity (the "Applicant") to whom Receipts are issued or Shares delivered that at the time the Depositary issues such Receipts or delivers such Shares, the Applicant or its customer owns the Shares or Receipts to be delivered to the Depositary, or (y) such evidence of ownership of Shares or Receipts as the Depositary deems appropriate, (b) subject to a written representation by the Applicant that it will hold such Shares or Receipts in trust for the Depositary until their delivery to the Depositary or custodian, reflect on its records the Depositary as owner of such Shares or Receipts and deliver such Shares or Receipts upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities, or other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of Receipts issued by it under (i) above and outstanding at any time, generally will not exceed thirty percent (30%) of the Receipts issued by the Depositary and with respect to which Shares are on deposit with the Depositary or custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as the Depositary deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

     Collateral provided by an Applicant for Receipts or Shares, but not the earnings thereon, shall be held for the benefit of the Holder. The Depositary may retain for its own account any compensation received by it in connection with the foregoing, including without limitation earnings on the collateral.

     (19) Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to be effective upon the appointment of a successor depositary, reasonably satisfactory to the Company, and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, such removal to be effective upon the appointment of a successor depositary, reasonably satisfactory to the Company, and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

     (20) Amendment of Deposit Agreement and Receipts. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem desirable. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for deposit, the execution and delivery of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of three (3) months after notice of such amendment shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments which (i) are reasonably necessary (as agreed by the Company and the

Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Every Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

     (21) Termination of Deposit Agreement. The Depositary shall, at any time, at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have resigned, or (ii) the Company shall have given notice of the removal of the Depositary under the Deposit Agreement, and, in either case, a successor depositary shall not have been appointed and accepted its appointment, the Deposit

Agreement shall automatically terminate on said 60th day after delivery of such notice. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, the sale of rights and the delivery of Deposited Securities, subject to Section 2.05 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, the fees of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or other governmental charges or assessments). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, in an unsegregated escrow account, without liability for interest, for the pro rata benefit of the Holders whose Receipts have not theretofore been surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting or charging such fees, expenses, taxes and charges as aforesaid). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement.

     (22) Compliance With U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement or the Receipt to prevent the withdrawal or delivery of Deposited Securities in a manner which violate the United States securities laws, including, but not limited to Instruction I A(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

                  (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

          If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

          All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in the City of New York.

                                  EXHIBIT B

                          CHARGES OF THE DEPOSITARY


    Service                     Rate                    By Whom Paid
    -------                     ----                    ------------
(1) Receipt of deposits         Up to $5.00 per 100     Party who makes
    and issuance of             American Depositary     relevant
    Receipts (includ-           Shares (or fraction     deposit or to
    ing, without limi-          thereof)                whom Receipts
    tations, deposit or                                 are issued
    issuance pursuant
    to stock dividend)

(2) Delivery of Depos-          Up to $5.00 per 100     Party Surren-
    ited Securities             American Depositary     dering Receipts
    against surrender           Shares (or fraction     or making
    of Receipts                 thereof)                withdrawals

        The Company after consultation and agreement between the Depositary and the Company as to the amount and nature of such charges, will pay those charges of the Depositary and those of any Registrar, co-transfer agent or co-registrar not payable by the Holders plus reasonable out-of-pocket expenses such as printing, translation, stationery, postage, insurance, cables, etc., incurred by the Depositary in the exercise of its duties and obligations under the Deposit Agreement, in accordance with written agreements entered into between the Depositary and the Company from time to time, provided that the Company shall not in any circumstances pay the fees and charges listed in the next paragraph.

        In addition to the fees of the Depositary stated above and in the Deposit Agreement, Holders will pay (i) taxes and other governmental charges,
(ii) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company (or the appointed agent of the Company for the transfer and registration of Shares) and accordingly applicable to transfers of Shares to the name of the Depositary or the Custodian or their nominee or the person who is making a withdrawal, on the making of deposits or withdrawals under the Deposit Agreement, (iii) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders, (iv) such expenses as are incurred in the conversion of foreign currency by the Depositary pursuant to Section 4.06 of the Deposit Agreement, and (v) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations) in delivery of Deposited Securities.

                                                                   Exhibit (b)

                               OPERATING LETTER
                               ----------------

                         AMERICAN DEPOSITARY RECEIPTS
                         ----------------------------

                                     FOR
                                     ---

                                ENGLISH SHARES
                                --------------

OPERATING LETTER:
-----------------
AMERICAN DEPOSITARY RECEIPTS FOR ENGLISH SHARES
-----------------------------------------------

Citibank N.A.
P.O. Box 78
London
WC2R 1HB


Gentlemen:

We hereby appoint you as our Custodian with respect to certain securities of English Companies against which the legal entity created by us as Depositary plans to issue American Depositary Receipts. We shall notify you in writing of each specific security for which we will authorize you to act as Custodian and this Operating Letter shall govern your and our duties and responsibilities with respect to each such security.

Upon request, Citibank New York will furnish Citibank London with a particular specimen ADR certificate for an underlying ordinary security when you deem necessary. Likewise, Citibank London will endeavour to furnish a particular Company specimen certificate for ordinary shares to Citibank New York when Depositary deems necessary.

For the purpose of this letter, the following words and phrases will have the respective meanings indicated:

COMPANY                  Any corporation whose common shares are officially
-------                  traded in England and for which you agree to act as
                         our Custodian.

NOMINEE                  National City Nominees Limited
-------                  P.O. Box 78
                         London WC2R 1HB

OPERATING LETTER         This instrument signifying multilateral agreement to
----------------         contents therein between Depositary and Custodian.

CUSTODIAN                Citibank N.A. London Main Office.
---------

DEPOSITARY               Citibank N.A.
----------               ADR Department
                         111 Wall Street
                         New York
                         New York 10015

TRANSFER AGENT           The organization authorized by Company to transfer
--------------           its Common Shares, or if there is no such, then
                         Company.

ADR'S                    American Depositary Receipts for Common Shares.
-----

COMMON SHARES            Any class of security of a Company which we authorize
-------------            you to accept for deposit hereunder.

We hereby authorize you to establish such cash and security accounts as may be required in the proper performance of your duties as such Custodian. You are to be guided by this document, and you agree to accept Common Shares for deposit with you as Custodian for our account and to be bound by the provisions of this letter.

I.  Deposit of Common Shares for the Issuance of ADR's
------------------------------------------------------

Common Shares presented to you as Custodian for deposit as the basis for the issuance of ADR's must be accompanied by sufficient documentation to effect transfer of such shares into the name of the Nominee.

Upon receipt of such shares and documentation you agree to satisfy yourselves, by examination, that they are readily transferable although confirmation of this fact by the Transfer Agent is not required prior to your cabling us (in terms of paragraph III, sub-paragraph iii of this document) instructing issuance of the ADR's. Having made such examination, as far as is practicable, no further liability is yours in the event that such documentation proves to be not genuine or subject to title defect. However you agree to use your best efforts to obtain reimbursement for any losses suffered in this respect.

The above-mentioned shares must be accompanied by:

(i) A transmittal letter completed and signed by the presentor of Common Shares substantially in the form attached hereto as Exhibit I, even though amended to take due account of local legal requirements, if any.

(ii) Funds for the payment of any cable, telex, telephone or other charges incurred at the depositor's request and not waived by you unless all charges are for New York party in which case such charges are to be advised to ourselves at the time of your request to issue ADR's in order that we may collect same and reimburse you.

(iii) Funds for the payment of any charge made by Transfer Agent to register the ownership of such Common Shares in the name of Nominee, and evidence of payment of Stamp Tax as necessary.

You shall not accept Common Shares for deposit from the Company or any person in control of the Company unless you shall have also received an opinion of U.S. counsel (who shall be satisfactory to us) that such deposit and consequent issuance of ADR's is exempt from or in accordance with, applicable U.S. laws and regulations, or have advised us of the full circumstances of such deposit and have received permission or instructions from us to accept such deposit.

II.  Notification to Depositary to Issue ADR's
----------------------------------------------

Upon receipt by you of Common Shares for deposit you shall:

(i) Notify us immediately by tested telex or cable of the deposit of the Common Shares, and/or request for issuance of ADR's. Such telex or cable should incorporate the number of underlying shares and company, the name of the presentor, the name of the deliveree, the deposit number and any other salient information.

(ii) Promptly lodge the Common Share certificates for transfer with the Transfer Agent for registration into the name of the Nominee.

Upon receipt of Deposit Advices referred to in sub-paragraph (i) of this paragraph (II) we shall issue and use our best efforts to deliver to the persons named by you in the Deposit Advice ADR's evidencing the required number of American Depositary Shares. We will advise you (via cable on same day of communication with deliveree, if possible) of any issuances which for any reason we are unable to complete. You will subsequently advise us (via cable) as to the proper disposition of said issuances including providing additional information to complete the transaction. The Common Shares are to be held by you as Custodian for us, subject to our order. After notifying us to whom or upon whose order the relative ADR's are to be issued and delivered, you need not be concerned any further as to the interest, if any, therein of the persons or corporations making the deposit.

Until further notice and upon agreement between Depositary and Custodian with respect to operating procedures, advices to us of the deposit of Common Shares with you should be numbered in one numerical sequence for each class of securities for each Company.

You will ensure that you do not instruct the pre-release of ADR's in excess of the mutually agreed percentage of shares physically held by yourselves unless specifically agreed by us. Should you be unable to deliver Common Shares in transferable order which you have advised us are on deposit with you for our account in accordance with our request made as provided herein due to your exceeding the aforementioned agreed percentage without our specific authority, you agree to accept the liability for any loss suffered by us due to the non delivery of such Common Shares except as prevented by force majeur.

III.  Common Share Deposit in New York for ADR Issuance
-------------------------------------------------------

Upon receipt of Common Shares and completed Letter of Transmittal (Exhibit I) from a Customer for the issuance of ADR's, Citibank New York will:

(i)      Issue a receipt to the Customer for receipt of Common Shares.

(ii) Forward Common Shares to Citibank London including proper instructions for transfer.

Upon receipt of the Common Shares, Citibank London will:

(i) Perform proper examination of the Common Shares as defined in paragraph I of this document.

(ii) Cable Citibank New York within 48 hours of receipt advising us of acceptance and deposit of Common Shares with the Custodian or rejection of such Common Shares while awaiting further instructions.

(iii) Promptly lodge the Common Share certificates, if acceptable, for transfer with the Transfer Agent for registration in the name of the Nominee and hold such shares to our direct order.

Upon receipt of the cable from you signifying acceptance and deposit of the Common Shares, or rejection of such shares, we will promptly issue and deliver ADR's to the Depositor providing such Common Shares have been accepted by you, or communicate the fact of non-acceptance and the reasons therefore to said customer and obtain additional instructions.

IV.  Release of Common Shares Upon Surrender & Cancellation of ADR's in New
---------------------------------------------------------------------------
York
----

We shall immediately notify you of the surrender of ADR's for cancellation against release and delivery of underlying Common Shares in England, whereupon you will withdraw certificates representing and corresponding number of Common Shares of the appropriate class if there be more than one and deliver the relative certificates in proper form for transfer to or on the order of the person designated by our instructions and collect the charges, if any, other than for cancellation of ADR's and cable expenses for advice to you, which may be incurred by such delivery. You shall also collect or otherwise arrange for payment by the deliveree of taxes or charges, if any, payable by the transferor on such delivery unless advised to the contrary by ourselves.

We will advise you via tested telex or cable authorizing the release of Common Shares by you to the appropriate parties. Such telex or cable will incorporate the number of underlying shares and Company, the name of the party requesting cancellation, the name of the deliveree, the delivery number and any other salient information. We will use one numerical sequence of delivery numbers for each class of securities and for each Company. You will advise us (via cable on same day of communication with deliveree, if possible) of any deliveries which for any reason you are unable to complete. We will subsequently advise you (via cable) as to the proper disposition of said deliveries including providing any additional information to complete the transaction.

V.  Monthly Share Reconciliation
--------------------------------

You shall advise us of the number of Common Shares as at the close of business on the last working day of the month. Such advice shall be given by airmailing detailed ledgers of movements an balances to us within fifteen calendar days after the month end. It will be our responsibility to ensure that all balances reconcile. If there are no discrepancies, we will promptly confirm balances. Otherwise we will promptly advise you of differences and request additional information to reconcile.

VI.  Share Reconciliation as of Record Date
-------------------------------------------

You shall advise us by cable of the number of Common Shares under your control as at the close of business on each Record Date. Such advice shall separately indicate the number of shares registered in the name of the Nominee, the number of shares which for any reason have not been transferred into the name of the Nominee as at that date any other relevant information including separate tabulation of shares pre-released. Additionally, such advice shall indicate the last Deposit Advice number and Delivery Advice number utilised or received by you. It will be our responsibility to ensure that all balances reconcile. If there are no discrepancies, we will confirm balances. Otherwise, we will advise you of differences and request additional information to reconcile.

VII.  Announcements
-------------------

Citibank London will:

(i) Ascertain and notify us by cable as soon as they are aware of the intended record date to be used for determination of stockholders entitled to vote at each annual meeting, each special meeting of stockholders, of any recommendations of the Board of Directors of Company as to any cash dividends, free distributions, rights offerings or other distributions in respect of Common Shares. You shall also cable advise us of any dividends, rights or other distributions which may be declared payable or distributable and of the relative record, and payment dates. Upon receipt by you of information about such dates, you shall cable us immediately of such notification since we will fix our record and payment dates to confirm to those fixed by Company for such meetings and other purposes. We must by SEC regulation inform the National Association of Securities Dealers and any interested national security exchange ten days prior to Company's and our record dates so that they may inform their respective members. We shall promptly advise you of any and all record and payment dates fixed by ourselves for the ADR's.

(ii) Notify us promptly of any other corporate action of any nature affecting the Common Shares, and in any such event you will act in accordance with our instructions to the extent permitted by local law, regulation or practice.

VIII.  Common Shares not transferred to Nominee on Record Date
--------------------------------------------------------------

You shall, with respect to Common Shares held by you under your control or owed to you as Custodian on a record date for a cash dividend or other distribution and which Common Shares have not yet been transferred to the name of the Nominee, take such action as may be required to ensure the collection by you when due of the cash or other distribution applicable to the particular Common Share.

You will utilise the relative funds, whether received from your counterparty or not, to purchase U.S. dollars within three working days of the London payment date and will immediately credit same to Head Office's Account. You will advise us of the number of shares involved, the exchange rate and U.S. dollars involved by telex or cable. Assuming you follow the procedures as stated in this section you will not be liable for any loss which may be suffered by ourselves in this respect.

IX.  Cash Distribution
----------------------

All cash dividends and other cash distributions as may be paid to the Nominee on Common Shares by Transfer Agent will be collected by you in Sterling in accordance with standard English procedure.

Upon receipt of each dividend you will reconcile to the figures previously agreed and notified under paragraph VI of this document. Any overage will be held in Sterling pending dividend claims. Any shortfall will be immediately rectified by debiting a suitable receivables account of Citibank London. You will then be holding at our disposal the dividend agreed upon under paragraph VI of this document.

After deducting therefrom English taxes or governmental charges, if any, which may be imposed by English Law, regulation or practice you will convert the net Sterling proceeds of that dividend into U.S. dollars, deduct exchange commission and advise us by cable of the number of relative shares, dividend rate per share, tax withheld and exchange rate. The onus to clear any overage or shortfall will be on yourself. You will credit the net proceeds in U.S. dollars as stated in the cable advice to Head Office's Account or cable advise currency conversion was not made, within three working days of receipt of dividend check. Assuming you follow the procedures as stated in this section you will not be liable for any loss which may be suffered by ourselves in this respect.

X.  Voting Rights
-----------------

You will transmit to us notices of shareholders meetings and any other reports or notices directed to its shareholders by Company, upon receipt thereof from Company. You shall, also upon our instruction, to the extent permitted by English law and regulation transmit proxies or such other voting instruments as may be required to Company, in order to cause Common Shares to be voted in accordance with the directions contained in such instructions. You should not vote any Common Shares on deposit with you as to which you receive no instruction from us.

XI.  United Kingdom Dividend Tax
--------------------------------

Until changed by law or tax convention you will forward any dividends to us without further deduction of United Kingdom taxes. Changes in law or tax convention may necessitate procedural amendments in this Operating Letter designed to maximize the net dividends available to ADR holders. You are to advise us of any proposed changes which may affect dividend payments or tax withholding as soon as you are aware of same.

XII.  Stock Dividend or Stock Split (Distribution in Stock)
-----------------------------------------------------------

Should Company contemplate a stock dividend, you shall advise us as soon as you are aware of same and inform us as to the percentage or ratio. Upon receipt of your information, we will instruct you how to proceed with respect to the additional Common Shares received on such stock dividend or stock split.

XIII.  Stock Subscription (Rights)
----------------------------------

In the event of a stock subscription, you shall notify us as soon as you are aware of same and await our instructions which you shall follow to the extent permitted by English law and regulation.

XIV.  Payment of Custodian Fees
-------------------------------

We shall remit to you on a mutually agreed basis that portion of the amounts received by us in connection with either the deposit of Common Shares against the issuance of ADR's or the withdrawal of Common Shares against the cancellation of ADR's as we may agree upon with respect of each Company's Common Shares.

XV.  Effective Date
-------------------

These instructions shall supersede those agreed upon previously and become operative on a mutually agreed date after both parties have signed and exchanged this agreement.

XVI.  Modification
------------------

The provisions of this letter may be cancelled, altered or modified by an instrument in writing signed by the parties hereto or by tested cables agreeing to such cancellation, alteration or modification, one signed by each of the parties hereto.


If you are in agreement with the foregoing will you kindly so signify by signing and returning to the counterpart of this Operating Letter provided for that purpose.


Very truly yours,

Citibank N.A.


Date:  June 30, 1980                        By: /s/
       -------------                            --------------------------
                                                         Title


                                            Citibank N.A. London


Date:  June 30, 1980                        By: /s/
       -------------                            --------------------------
                                                         Title

                                                                     EXHIBIT I
                                                                     ---------
                                                                   Page 1 of 2

(Name and address of broker
 requesting issuance of ADR's)                                          (Date)

                   Letter of Transmittal Covering Delivery
                   of Shares of Common Stock of

                   to Custodian and Issuance of American
                   Depositary Receipts by Citibank N.A.
                   _______________________________________


Gentlemen:

We deliver herewith certificates representing _____ shares of Common Stock of ____________________________________________ (the 'Company') for deposit with you as Custodian pursuant to the terms of the American Depositary Receipts in respect of such Common Stock issued by Citibank N.A., New York, and we hereby request that American Depositary Receipts for such Common Stock be registered in the name of and be delivered to or upon the written order of:

1. Name and address of person or persons in whose name American Depositary Receipts to be registered:

         ______________________________________________________________
         ______________________________________________________________
         ______________________________________________________________

2. Name and address of person to whom American Depositary Receipt to be delivered if different from 1 above:

         ______________________________________________________________
         ______________________________________________________________
         ______________________________________________________________

We request that you so instruct Citibank N.A. by (air mail) (cable at our expense). In so doing, you will not be liable for mutilation, interruption, omissions, errors, or delays incurred in the mails, or on the part of any telegraph, cable or wireless company, or any employee thereof, or through any cause beyond your control.

                                                                   EXHIBIT I
                                                                   ---------
                                                                   Page 2 of 2

We represent that the certificates for Common Stock delivered herewith are genuine and that we are authorized by the true owner thereof to deposit the said certificates with you and we warrant that when said certificates are presented to the Company or its transfer agent for transfer to the name of the nominee of Citibank N.A., such transfer will not be refused because of any defect in the form of documentation or signatures on such certificates and the accompanying instruments of transfer received from us or by reason of any defect in the title we are purporting to transfer to you. If any of the above representations prove to be false or incorrect, we will deliver to you certificates representing shares of Common Stock which will satisfy the above representation and warranties or, at your option, we will reimburse you for any losses, liabilities or expenses incurred by you as a result thereof.

We hereby certify that: (1) neither the depositor nor the persons on whose behalf securities are being presented for deposit against the issuance of American Depositary Receipts is an 'issuer' of such securities or is directly or indirectly acting for such 'issuer'; (2) neither the depositor nor such other persons has purchased any of such securities from an 'issuer' with a view to distribution or is proposing to offer or sell any of such securities for an 'issuer' in connection with, the distribution of such securities; (3) neither the depositor nor such other persons is participating, or has a direct or indirect participation, in any such undertaking or in the direct or indirect underwriting of any such undertaking; (4) such securities do not constitute the whole or a part of an unsold allotment to or subscription by a 'dealer', as a participant in the distribution of such securities by the Company issuing the same or by or through an 'underwriter'.

For the purpose of this certification the term 'issuer' includes not only the Company but also any person directly or indirectly controlling, controlled by or under the direct or indirect common control with the Company; the term 'dealer' means any person who engages either for all or part of his time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person; the term 'underwriter' means any person who has purchased from the 'issuer' the securities presented for deposit with a view to, or offers or sells for the 'issuer' in connection with, the distribution of any such securities, or participates or has a direct or indirect participation in any such undertaking, or participates or has a participation in the direct or indirect underwriting of any such undertaking, but the term 'underwriter' does not include a person whose interest is limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

Attached hereto in support of the request deposit and issuance of American Depositary Receipts please find:

1. Certificate(s) for _____ shares of Common Stock of the Company (properly endorsed for transfer) (accompanied by appropriate instruments of transfer).

Very truly yours,


Authorized signature.

                                                                Exhibit 3(e)
                        List of Managing Underwriters
                        -----------------------------

        Merrill, Lynch & Co.
        Kidder, Peabody & Co.

                                                                   Exhibit (g)

                              POWER OF ATTORNEY
                              -----------------

     Each person whose signature appears below hereby constitutes and appoints Edwin G. Falkman, Bo Gabrielson, Ian B. Bird, and Herbert A. Getz, and each them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute and deliver in the name of each such person any and all documents, papers, filings, certifications, notice, application, forms, schedules, disclosures, statements, and other items, and to take all other actions necessary, appropriate, or advisable in connection with the public offering of shares (and American Depository Shares evidencing shares) of WMI Waste Management International plc, including, but not limited to, (i) filing with the Securities and Exchange Commission (the "Commission"), together with any exhibits thereto and other documents therewith, any Registration Statement necessary or advisable to enable the registrant to comply with Securities Act of 1933, and any rules, regulations, and requirements of the Commission in respect thereof, and all amendments (including post-effective amendments) thereto, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate; (ii) filing with the Commission, together with any exhibits thereto and other documents therewith, any and all registration statements and amendments thereto (including post-effective amendments) which are necessary or advisable to enable the registrant to comply with the Securities Exchange Act of 1934, and any rules, regulations, and requirements of the Commission in respect thereof, together with such other applications, forms, schedules, filings, and other documents as the aforesaid attorney-in-fact executing the same deems appropriate in connection with qualification, exemption, or registration under any applicable federal or state securities laws; (iii) making applications to the New York Stock Exchange, the London Stock Exchange, and any other stock exchange, filing such applications together with such other documents or agreements relative to them as the aforesaid attorney-in-fact executing the same deems appropriate; and
(iv) to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/                                         /s/
----------------------------                -----------------------------
Dean L. Buntrock                            Jean-Claude Jammes

/s/                                         /s/
----------------------------                -----------------------------
Sir William Barlow                          James E. Koenig

/s/                                         /s/
----------------------------                -----------------------------
Jan Ekman                                   Giorgio Porta

/s/                                         /s/
----------------------------                -----------------------------
Edwin G. Falkman                            Phillip B. Rooney

/s/                                         /s/
----------------------------                -----------------------------
Donald F. Flynn                             Fritz Zopf

                             -------------------

        It is proposed that this filing become effective under Rule 466

        /     /   immediately upon filing.
       /     /    on (Date) at (Time)

        If a separate registration statement has been filed to register the deposited shares, check the following box /X/

                       CALCULATION OF REGISTRATION FEE
                       -------------------------------

                                           Proposed     Proposed
Title of each                              maximum      maximum
class of                      Amount       aggregate    aggregate  Amount of
securities to                 to be        price        offering   registration
be registered                 registered   per unit*    price**    fee
-------------------------------------------------------------------------------
American Depositary Shares    37,500,000    US$5.00   US$1,875,000   US$585.94
evidenced by American
Depositary Receipts, each
such Share representing two
Ordinary Shares, each of
10p per share of Waste
Management International plc

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


*       Each unit represents 100 American Depositary Shares.

** Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(k), such estimate is computed on the basis of the maximum aggregate fees or charges to be imposed in connection with the issuance of such receipts evidencing such American Depositary Shares.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its

        The Prospectus consists of the proposed form of American Depositary Receipt, included as Exhibit A to the Form of Deposit Agreement filed as Exhibit (a) to this Registration Statement

        This Registration Statement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one and the same instrument.

                         American Depositary Receipts
                       for fully paid Ordinary Shares,
                                 of 10p each
                                      of
                      WASTE MANAGEMENT INTERNATIONAL plc

Item 1. DESCRIPTION OF SECURITIES TO BE REGISTERED

                               Cross Reference



                                       Location in Form of American
                                       Depositary Receipt ("Receipt
Item Number and Caption                Filed Herewith as Prospectus

1. Name and address of                 Introductory Article
   depositary

2. Title of American Depositary        Face of Receipt, top center
   Receipts and identity of
   deposited securities

   Terms of Deposit:
   (i) The amount of deposited         Face of Receipt, upper right corner
       securities represented by
       one unit of American
       Depositary Receipts

  (ii) The procedure for voting,       Articles number 8, 13, 14 and 18
       if any, the deposited
       securities

 (iii) The collection and              Articles number 12 and 13
       distribution of dividends

  (iv) The transmission of notices,    Articles number 11, 13, 14 and 16
       reports and proxy soliciting
       material

   (v) The sale or exercise of rights  Article number 12 and 18

  (vi) The deposit or sale of          Articles number 12 and 15
       securities resulting from
       dividends, splits or
       plans of reorganization

 (vii) Amendment, extension or         Articles number 20 and 21
       termination of the deposit
       agreement

(viii) Rights of holders of            Articles number 16 and 22
       Receipts to inspect the
       transfer books of the
       depositary and the list of
       holders of Receipts

  (ix) Restrictions upon the right     Articles number 2, 3, 4 and 7
       to deposit or withdraw the
       underlying securities

   (x) Limitation upon the liability   Articles number 12 and 16
       of the depositary

3. Fees and Charges                    Article number 6

Item 2. AVAILABLE INFORMATION

Public reports furnished by issuer     Article number 11

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. EXHIBITS

        (a) Form of Deposit Agreement among Citibank, N.A., as Depositary, Waste Management International plc (the "Company") and all holders from time to time of American Depositary Receipts issued thereunder ("ADRs").

        (b) operating Letter dated June 30, 1980, between Citibank, N.A., as Depositary, and Citibank, N.A. (London), as Custodian.

        (d) Opinion of Parker Chapin Flattau & Klimpl, counsel for the
Depositary.

        (e) List of Managing Underwriters.

        (g) Powers of Attorney

Item 4. UNDERTAKINGS

        (a) The Depositary undertakes to furnish promptly the following information to the Commission semi-annually, beginning on or before six months after the effective date of the registration statement:

        (1) the following information in substantially the tabular form indicated:

------------------------------------------------------------------------------
Number of American   Number of ADSs     Total Amount of        Total Number of
Depositary Shares    Evidence by ADRs   ADSs Evidenced         Holders of ADRs
("ADSs") Evidenced   Retired During     by ADRs Remaining      at End of Six -
by ADRs issued       Period Covered     Outstanding at End     Month Period
During Period        by Report          of Six-Month Period
Covered by Report
-----------------    ----------------   -------------------    ---------------


------------------------------------------------------------------------------




        (2) The name of each dealer known to the Depositary depositing shares against issuance of ADRs during the period covered by the report.

        (b) The Depositary hereby undertakes to make available at the principal office of the Depositary in the United States, for inspection by holders of the ADRs, any reports and communications received from the issuer of the deposited securities which are both (1) received by the Depositary as the holder of the deposited securities, and (2) made generally available to the holders of the underlying securities by the issuer.

        (c) The Depositary hereby undertakes to notify each registered holder of an ADR at least thirty days before any change in the fee schedule.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Citibank, N.A., on behalf of the legal entity created by the Deposit Agreement dated as of April 1, 1992, among Citibank, N.A., as Depositary, the Company and the holders from time to time of American Depositary Receipts issued hereunder, certifies that it has reasonable grounds to believe that all of the requirements for filing on Form F-6 are met and has duly caused to this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, March 18, 1992


                                        CITIBANK, N.A.


                                        By: /s/ Wim Budding
                                            -------------------------
                                        Name: Wim Budding
                                        Title: Vice President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement, or amendment thereto, has been signed by the following persons in the capacities and on the date indicated.

    Signature                            Title                   Date
    ---------                            -----                   ----

Dean L. Buntrock                        Director

Sir William Barlow                      Director

Jan Ekman                               Director

Edwin G. Falkman                        Director
(chief executive officer)

Donald F. Flynn                         Director

Jean-Claude Jammes                      Director

James E. Koenig                         Director
(chief financial and
accounting officer)

Giorgio Porta                           Director

Phillip B. Rooney                       Director

Fritz Zopf                              Director

By: /s/ Herbert A. Getz                 Authorized U.S.       March 18, 1992
    -------------------                 Representative
    Herbert A. Getz                     and Attorney-in-Fact
                                        for each of the
                                        Directors

                              Index to Exhibits
                              -----------------

                                                Sequentially
Exhibit         Document                        Numbered Page
-------         --------                        -------------

(a)             Deposit Agreement

(b)             Operating Letter dated
                June 30, 1980, between
                Citibank, N.A., as
                Depositary, and
                Citibank, N.A. (London),
                as Custodian

(e)             List of Managing
                Underwriters

(g)             Powers of Attorney






                                     II-7